EXHIBIT 10.1

     Form of Letter Severance Agreement dated August 5, 1998,
     Between Global Marine Inc. and Nine Executive Officers,
Respectively

                          August 5, 1998

[Name and Address]

Dear ___________:

     In consideration of your continued services to Global Marine Inc. (the "Company") and/or any direct or indirect subsidiary of the Company ("Subsidiary") and the other agreements contained herein, the Company hereby agrees that a severance payment will be made to you if:

     A. Your employment with the Company or any Subsidiary is terminated by the Company or any Subsidiary and such termination is other than for Cause, as hereinafter defined; or

     B. Such employment is terminated by you within six (6) months following (i) any reduction in your base salary without your consent or (ii) any substantial alteration in the nature of your position without your consent, or
          (iii) your office being moved from the Houston, Texas area without your consent; or

     C. Such employment is terminated by you within twelve (12) months following a Change of Ownership, as hereinafter defined, of the Company or of any Subsidiary by which you are employed or which directly or indirectly owns or controls any Subsidiary by which you are employed.

"Cause" will mean acts of misconduct harmful to the Company and will not mean inadequate performance or incompetence. A "Change of Ownership" will have occurred if direct or indirect beneficial ownership of securities representing, or other direct or indirect control of, 35% or more of the voting power of the Company or of any Subsidiary by which you are employed or which directly or indirectly owns or controls any Subsidiary by which you are employed is held by one holder or by a group of holders working in concert for the purpose of such ownership or control where such holder or holders are not the Company or any Subsidiary.

     The severance payment will be made to you at such time on or after the date of this letter as your employment with the Company or any Subsidiary is terminated in the circumstances specified. The severance payment will consist of salary continuation and the continuation of your medical, dental and life insurance benefits for an additional twenty-four (24) months based on your highest base salary and benefits at any time within the nine (9) months immediately preceding such termination. It is expressly understood and agreed that any and all periods during which you receive salary continuation payments under this agreement, until the earlier to occur of your retirement under one or more of the Company's retirement plans or your death, will be "Service" for
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all purposes under the Company's retirement plans.  In the event you begin or your spouse begins to receive a benefit under one or more of the Company's retirement plans before you become or would have become eligible for normal retirement under any such plan at age 65, the salary continuation payments that you or your spouse would otherwise be entitled to receive thereafter under this agreement will be reduced by the amount of any payments received by you or your spouse under such plan or plans. The salary and benefit continuation described herein will be provided in the event of termination due to disability, in which event the salary continuation payments that you would otherwise be entitled to receive under this agreement will be reduced by the amount of any disability payments received by you that have been funded or insured wholly or in part at the expense of the Company or any Subsidiary. In the event you die while entitled to the salary continuation provided in this agreement, the salary continuation payments provided for in this agreement will be made to your designated beneficiary or your estate for the remainder of the twenty-four (24) months. In no event, however, will the salary or benefit continuation described herein be provided to you, your spouse, your designated beneficiary or your estate beyond the date you become or would have become eligible for normal retirement under one or more of the Company's retirement plans at age 65.

     Subject to the foregoing salary and benefit continuation, this agreement does not affect the right of the Company or any Subsidiary to terminate your employment at any time for any reason. Furthermore, this agreement does not prejudice or otherwise affect your participation in the other benefits and perquisites generally applicable to the Company's employees or appropriate to your position, provided, however, that the above-mentioned salary and benefit continuation is separate and apart from and, to the extent such salary and benefit continuation is actually paid, will be in lieu of any payment under any policy of the Company regarding severance payments generally.
     Because it is important that the Company and its Subsidiaries protect secret, proprietary and confidential information pertaining to their businesses, and because it is reasonable to expect that you have obtained or will obtain such information in the course of your employment, you agree that you will not:

     (a) divulge or appropriate to your own use or to the use of others any secret, proprietary or confidential information pertaining to the business of the Company or any Subsidiary that was obtained in any way during your employment by the Company or any Subsidiary, it being understood and agreed that you will promptly deliver to the Company or any Subsidiary upon the earlier of the request of the Company or such Subsidiary or the date of your termination of such employment all documents, copies thereof, and other material in your possession relating to any of the kinds of information identified above; or

     (b) during the period of two years commencing with any termination of your employment with the Company or any Subsidiary solicit on your own behalf, or on behalf of any other person, firm or company, the employment of any person employed by the Company or any Subsidiary; or

     (c) during the period of two years commencing with any termination of your employment with the Company or any Subsidiary compete with the Company or any Subsidiary in
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     obtaining or performing offshore drilling contracts or
     services, offshore turnkey drilling, integrated drilling or drilling management contracts or services, or other similar offshore contracts or services, either as an employee, officer, director, consultant, independent contractor or agent of a direct competitor of the Company or any Subsidiary or on your own behalf, it being understood and agreed, however, that this agreement shall not preclude you from working for any person, firm or company that drills oil and gas wells for its own account or provides onshore oil and gas drilling services and does not compete with the company or any Subsidiary in obtaining or performing offshore drilling contracts or services, offshore turnkey drilling, integrated drilling or drilling management contracts or services, or other similar offshore services;

and you further agree that if you violate any provision of this paragraph (i) the Company may bring such action or actions in such court or courts as it shall deem necessary or advisable in order to enforce your compliance with the provisions of this paragraph and for damages in respect of such violation, (ii) you will be ineligible to receive any further salary, benefit or other compensation hereunder from and after the commencement of such violation, and (iii) you will immediately repay to the Company any and all amounts paid, before or after the commencement of such violation, as salary continuation.

     This agreement integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral negotiations or statements and prior writings with respect to the subject matter hereof.

     This agreement shall be governed by the laws of the state of Texas, without regard to the laws that might otherwise be applicable under principles of conflicts of laws.

     If you accept the agreement contained in this letter, please date and sign the copy of this letter enclosed for that purpose and return it to the Company, attention of the Corporate
Secretary.

                                        GLOBAL MARINE INC.

                                        By: _________________________

                                                    [Title]

Accepted and Agreed to this
___ day of ____________, 1998.


________________________
     Signature